As filed with the Securities and Exchange Commission on October 19, 2016

Registration No. 333-211866

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SIGA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	13-3864870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

660 Madison Avenue, Suite 1700
New York, NY 10065
(212) 672-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Luckshire
SIGA Technologies, Inc.
660 Madison Avenue
New York, NY 10065
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

James A. Grayer, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-7616

Robin Abrams, Esq.
SIGA Technologies, Inc.
660 Madison Avenue
New York, NY 10065

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 of SIGA Technologies, Inc. (File No. 333-211866) (the “Registration Statement”) is an exhibits-only submission to file Exhibit 5.1. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page, the exhibit index and Exhibit 5.1 filed herewith. The preliminary prospectus constituting Part I of the Registration Statement is unchanged and has therefore been omitted from this filing.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,553
Subscription Agent Fees and Expenses	20,000
Information Agent Fees and Expenses	10,000
Legal fees and expenses	300,000
Costs of Printing	40,000
Accounting fees and expenses	100,000
Miscellaneous Expenses	26,447
Total	$500,000
Item 14.	Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware (the “DGCL”) at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

The Company’s Restated Certificate of Incorporation at Article Seventh provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. Article Eighth of the Company’s Restated Certificate of Incorporation provides that the Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director of the Company (and the Company, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an officer of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that, the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Company to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise. Article Ninth of the Company’s Restated Certificate of Incorporation provides that no amendment to or repeal of Article Seventh or Article Eighth of the Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article Seventh or Article Eighth for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

The Company’s Amended and Restated Bylaws at Article VII provide that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director or an officer of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted under the DGCL, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment). Such indemnification shall cover all expenses incurred by such indemnified person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith. Notwithstanding the preceding sentence, the Company shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company.

The Company shall pay the expenses (including attorneys’ fees) incurred in defending or otherwise being involved in a proceeding in advance of its final disposition, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; provided, that in connection with a proceeding (or part thereof) initiated by such person, the Company shall pay said expenses in advance of final disposition only if such proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the undertaking until the final determination of any pending proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the undertaking.

If a claim for indemnification is not promptly paid in full by the Company after a written claim has been received by the Company or if expenses have not been promptly advanced after a written request for such advancement accompanied by the undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

The rights conferred on any person pursuant to Article VII of the Amended and Restated Bylaws of the Company shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors or officers of the Company as it shall deem appropriate.

The Company may maintain insurance, at its expense, to protect itself and any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Company may enter into contracts with any director or officer of the Company in furtherance of the provisions of Article VII of the Amended and Restated Bylaws and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in Article VII of the Amended and Restated Bylaws.

The provisions of Article VII of the Amended and Restated Bylaws shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer of the and shall inure to the benefit of the heirs, executors and administrators of such person. Article VII of the Amended and Restated Bylaws shall be deemed to be a contract between the Company and each person who, at any time that Article VII is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification thereunder and any repeal or other modification of Article VII of the Amended and Restated Bylaws or any repeal or modification of the DGCL or any other applicable law shall not limit any indemnified person’s entitlement to the advancement of expenses or indemnification under Article VII of the Amended and Restated Bylaws for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce Article VII of the Amended and Restated Bylaws with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

The Company maintains insurance policies under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits
Exhibit No.	Description
2.1(a)	Debtor’s Chapter 11 Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 15, 2015).

2.1(b)
Findings of Fact, Conclusions of Law and Order Pursuant to Sections 1129(a) and (b) of the Bankruptcy Code and Rule 3020 of the Federal Rules of Bankruptcy Procedure Confirming Debtor’s Third Amended Chapter 11 Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

3(a)	Amended and Restated Certificate of Incorporation of SIGA Technologies, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

3(b)	Amended and Restated Bylaws of SIGA Technologies, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

Exhibit No.	Description
4(a)	Form of Common Stock Certificate (incorporated by reference to the Form SB-2 Registration Statement of the Company dated March 10, 1997 (No. 333-23037)).

4(b)
Registration Rights Agreement, dated as of August 13, 2003, between the Company and MacAndrews & Forbes Holdings Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 18, 2003).

4(c)
Form of Warrant to purchase shares of common stock of the Company, issued to MacAndrews & Forbes, LLC on June 19, 2008 (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 23, 2008).

4(d)	Form of Consideration Warrant issued to MacAndrews & Forbes, LLC on April 30, 2013 (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 15, 2013).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP as to the legality of securities being registered.*

8.1	Opinion of Kramer Levin Naftalis & Frankel LLP as to certain tax matters.**

10(a)
Securities Purchase Agreement, dated as of August 13, 2003, between the Company and MacAndrews & Forbes Holdings Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 18, 2003).

10(b)
Letter Agreement dated October 8, 2003 among the Company, MacAndrews & Forbes Holdings Inc. and TransTech Pharma, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 18, 2003).

10(c)
Amended and Restated Employment Agreement, dated as of January 22, 2007, between the Company and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 22, 2007).

10(d)
Amended Employment Agreement dated December 31, 2011, to January 27, 2007 Employment Agreement (as amended) between the Company and Dr. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 27, 2011).

10(e)
Amended and Restated Employment Agreement, dated as of January 22, 2007, between the Company and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 22, 2007).

10(f)
Amended Employment Agreement dated December 31, 2011, to January 27, 2007 Employment Agreement (as amended) between the Company and Dr. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 27, 2011).

10(g)	Letter Agreement, dated as of June 19, 2008, between the Company and MacAndrews & Forbes, LLC (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 23, 2008).

10(h)
Employment Agreement, dated as of January 31, 2007, between the Company and Eric A. Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 31, 2007), as amended and restated (as set forth in the Current Report on Form 8-K of the Company filed on November 17, 2008).

Exhibit No.	Description
10(i)	Amendment to Employment Agreement, dated March 11, 2009, between the Company and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on March 12, 2009).

10(j)	Employment Agreement dated as of February 10, 2011, between SIGA and Daniel J. Luckshire (incorporated by reference to the Current Report on Form 8-K of the Company filed on February 16, 2011).

10(k)	2010 Stock Incentive Plan dated May 13, 2010 (incorporated by reference to the Definitive Proxy Statement on Schedule 14A of the Company filed on April 12, 2010).

10(l)	Amendment to the SIGA Technologies, Inc. 2010 Stock Incentive Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on May 17, 2011).

10(m)
Deferred Closing and Registration Rights Agreement, dated as of June 18, 2010, between MacAndrews & Forbes LLC and the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 22, 2010).

10(n)
Contract dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Current Report on Form 8-K of the Company filed on May 17, 2011).

10(o)
Amendment of Solicitation/Modification of Contract dated as of June 24, 2011, to Agreement dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 28, 2011).

10(p)
Amendment to Employment Agreement, dated January 22, 2007, between the Company and Dr. Dennis Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 27, 2011).

10(q)
Amendment to Employment Agreement, dated November 17, 2008, between the Company and Dr. Eric Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 13, 2012).

10(r)	Amendment to the SIGA 2010 Stock Incentive Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on February 2, 2012).

10(s)	Director Compensation Program, effective January 1, 2012 (incorporated by reference to the Definitive Proxy Statement on Form DEF 14A of the Company filed on April 27, 2012).

10(t)
Amendment of Solicitation/Modification of Contract dated as of September 28, 2011, to Agreement dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

Exhibit No.	Description
10(u)
Amendment of Solicitation/Modification of Contract dated as of October 7, 2011, to Agreement dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

10(v)
Amendment of Solicitation/Modification of Contract dated as of January 25, 2012 to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

10(w)
Amendment of Solicitation/Modification of Contract dated as of February 7, 2012, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

10(x)	Amendment to the SIGA 2010 Stock Incentive Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on May 25, 2012).

10(y)	Employment Agreement dated as of June 4, 2012, between SIGA and William J. Haynes II (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 4, 2012).

10(z)
Loan and Security Agreement, dated as of December 31, 2012, between General Electric Capital Corporation and the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 1, 2013).

10(aa)
Amendment of Solicitation/Modification of Contract dated as of December 19, 2012, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Annual Report on Form 10-K of the Company filed on March 6, 2013).

10(bb)
Amendment of Solicitation/Modification of Contract dated as of February 28, 2013, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (incorporated by reference to the Annual Report on Form 10-K of the Company filed on March 10, 2014).

10(cc)
Amendment of Solicitation/Modification of Contract dated as of April 9, 2013, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (incorporated by reference to the Annual Report on Form 10-K of the Company filed on March 10, 2014).

10(dd)
Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

Exhibit No.	Description
10(ee)
Addendum #1 to Commercial Manufacturing Agreement, dated December 21, 2012, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(ff)
Addendum #2 to Commercial Manufacturing Agreement, dated July 1, 2013, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(gg)
Addendum #3 to Commercial Manufacturing Agreement, dated July 2, 2014, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(hh)
Stipulation and Interim Order Regarding Use of Cash Collateral and Adequate Protection, dated September 17, 2014, by and between SIGA and General Electric Capital Corporation (incorporated by reference to the Current Report on Form 8-K of the Company filed on September 18, 2014) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(ii)
Commercial Sublease New York City, dated January 9, 2013, by and between MacAndrews & Forbes Group, LLC and SIGA Technologies, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(jj)
Commercial Lease, dated December 23, 1997, by and between Research Way Investments and SIGA Technologies, Inc. Second Addendum, dated January 22, 2002 by and between Research Way Investments and SIGA Technologies, Inc.; Third Addendum, dated July 16, 2004 by and between Research Way Investments and SIGA Technologies, Inc.; Fourth Addendum, dated October 1, 2004 by and between Research Way Investments and SIGA Technologies, Inc.; Fifth Addendum, dated January 1, 2007 by and between Research Way Investments and SIGA Technologies, Inc.; Sixth Addendum, dated January 1, 2008 by and between Research Way Investments and SIGA Technologies, Inc.; Seventh Addendum, dated March 1, 2010 by and between Research Way Investments and SIGA Technologies, Inc.; Eight Addendum, dated June 1, 2011 by and between Research Way Investments and SIGA Technologies, Inc.; and Ninth Addendum, dated November 2, 2012 by and between Research Way Investments and SIGA Technologies, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(kk)
Stipulation and Interim Order Regarding Use of Cash Collateral and Adequate Protection, dated September 17, 2014, by and between SIGA Technologies, Inc. and General Electric Capital Corporation (incorporated by reference to the Current Report on Form 8-K of the Company filed on September 18, 2014).

10(ll)
Amendment to Commercial Manufacturing Agreement, dated April 29, 2015, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 6, 2015).

Exhibit No.	Description
10(mm)
Tenth Addendum to Commercial Lease, dated April 30, 2015, to Commercial Lease, dated December 23, 1997, by and between Research Way Investments and SIGA Technologies, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 6, 2015).

10(nn)
Amendment of Solicitation/Modification of Contract 0009, dated April 29, 2015, to Agreement, dated May 13, 2011 by and between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 6, 2015).

10(oo)
Amendment of Solicitation/Modification of Contract 0010, dated July 1, 2015, to Agreement, dated May 13, 2011 by and between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment).

10(pp)
Amendment of Solicitation/Modification of Contract 0011, dated December 19, 2015, to Agreement, dated May 13, 2011 by and between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment).

10(qq)
Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Eric A. Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(rr)
Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Daniel J. Luckshire (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(ss)
Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(tt)	Separation Agreement, dated January 5, 2016, between SIGA Technologies, Inc. and William J. Haynes (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(uu)	Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Robin Abrams (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(vv)
Amendment of Solicitation/Modification of Contract 0013, dated June 28, 2016, to Agreement, dated May 13, 2011, between the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Current Report on Form 8-K of the Company filed on July 5, 2016).

Exhibit No.	Description
10(ww)
Amended and Restated Employment Agreement, dated August 1, 2016, between SIGA Technologies, Inc. and Robin E. Abrams (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 2, 2016).

10(xx)
Loan and Security Agreement, dated as of September 2, 2016, by and among SIGA Technologies, Inc., OCM Strategic Credit SIGTEC Holdings, LLC, Cortland Capital Market Services LLC, in its capacity as administrative agent and collateral agent, OCM Strategic Credit SIGTEC Holdings, LLC, as sole lead arranger, and each of the other persons who are or thereafter become parties to the Loan Agreement as guarantors (incorporated by reference to the Current Report on Form 8-K of the Company filed on September 7, 2016).

10(yy)
Warrant, dated as of September 2, 2016, by the Company in favor of OCM Strategic Credit SIGTEC Holdings, LLC or its registered assigns (incorporated by reference to the Current Report on Form 8-K of the Company filed on September 7, 2016).

10(zz)
Investment Agreement, dated October 13, 2016, by and among SIGA Technologies, Inc., ST Holdings One LLC, Blackwell Partners LLC - Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership, Silver Creek CS SAV, L.L.C. and Nantahala Capital Partners SI, LP.**

10(aaa)	Employment Agreement, dated as of October 13, 2016, between SIGA and Phillip Louis Gomez, III (incorporated by reference to the Current Report on Form 8-K of the Company filed on October 13, 2016).

10(bbb)
Amended and Restated Employment Agreement, dated as of October 13, 2016, between SIGA and Eric A. Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed October 13, 2016).

23.1	Consent of PRICEWATERHOUSECOOPERS LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney**

99.1	Form of Subscription Rights Certificate**

99.2	Form of Instruction for Use of Registrant’s Subscription Rights Certificates**

99.3	Form of Letter to Stockholders**

99.4	Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees**

99.5	Form of Letter to Clients**

99.6	Form of Nominee Holder Certification**

99.7	Form of Notice of Guaranteed Delivery**

99.8	Form of Beneficial Owner Election**

Exhibit No.	Description
101.INS	XBRL Instance Document**

101.SCH	Taxonomy Extension Schema Document**

101.CAL	Taxonomy Extension Calculation Linkbase Document**

101.DEF	Taxonomy Extension Definition Linkbase Document**

101.LAB	Taxonomy Extension Labels Linkbase Document**

101.PRE	Taxonomy Extension Presentation Linkbase Document**
*	filed herewith.
**	previously filed.
Item 17.	Undertakings

The undersigned Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on October 19, 2016.

SIGA TECHNOLOGIES, INC.
(Registrant)

Date: October 19, 2016	By:	/s/ Eric A. Rose
Eric A. Rose, M.D.
Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title of Capacities	Date
/s/ Eric A. Rose
Eric A. Rose, M.D.	Executive Chairman	October 19, 2016

/s/ Phillip Louis Gomez, III
Phillip Louis Gomez, III	Chief Executive Officer (Principal Executive Officer)	October 19, 2016

*
Daniel J. Luckshire	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 19, 2016

*
James J. Antal	Director	October 19, 2016

*
Michael J. Bayer	Director	October 19, 2016

*
Thomas E. Constance	Director	October 19, 2016

*
Jeffrey Kindler	Director	October 19, 2016

*
Joseph Marshall	Director	October 19, 2016

*
Paul G. Savas	Director	October 19, 2016

*
Bruce Slovin	Director	October 19, 2016

*
Andrew Stern	Director	October 19, 2016
*By:	/s/ Eric A. Rose Eric A. Rose, M.D. Attorney-in-fact